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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 1999


                             UNITED NATIONAL BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

         000-16931                                   22-2894827
------------------------                  ---------------------------------
(Commission File Number)                  (IRS Employer Identification No.)

             1130 Route 22 East, Bridgewater, New Jersey 08807-0010
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (908) 429-2200
                                 --------------
              (Registrant's telephone number, including area code)


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


Item 5.  Other Events.

         On February 18, 1999, United National Bancorp ("United") issued a press release announcing that they have entered into an agreement with the BISYS Group, Inc. whereby BISYS will provide integrated information processing services as well as item processing and deposit services, for United National, Inc.

         The press release is annexed as an Exhibit to this Form 8-K.

         This Current Report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about United's confidence and strategies and United's expectations about earnings, opportunities, and market conditions. These statements may be identified by such forward-looking terminology as "expect", "believe", "anticipate", or by expressions of confidence such as "continuing" or "strong" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, (1) the expected cost savings and efficiencies from the Outsourcing Agreement may not be realized as anticipated, or (2) the conditions in the information systems market may change so that the Outsourcing Agreement is no longer cost-efficient, or (3) United's information processing needs may change in a manner not anticipated by United's current assessment, and BISYS' TOTALPLUS may not be able to accommodate such needs. Actual results may differ materially from such forward-looking statements. United assumes no obligation for updating any such forward-looking statements at any time.

Item 7.   Exhibits.


     99(a)     Press Release dated February 18, 1999



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   UNITED NATIONAL BANCORP



Dated: March 3, 1999                By:  THOMAS C. GREGOR
                                       -----------------------------------------
                                       Thomas C. Gregor
                                       Chairman, President and
                                        Chief Executive Officer

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                                INDEX TO EXHIBITS


Exhibit No.    Description                                     Page
-----------    -----------                                     ----

     99(a)     Press Release dated February 18, 1999             7